Exhibit 10.1

AMERIPRISE FINANCIAL

2005 INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective April 26, 2023)

1.             Purpose of the Plan

The Plan is intended to promote the interests of the Company and its stockholders by providing the eligible employees, non-employee directors and independent contractors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

2.1            “Ameriprise Financial” means Ameriprise Financial, Inc., a Delaware corporation and any successor thereto.

2.2            “Award” means an Option, Stock Appreciation Right, Award of Restricted Stock, Award of Restricted Stock Units, Other Share-Based Award or Performance Award issued under the Plan.

2.3            “Award Agreement” means the Award program guide, Award certificate and any other written agreement, instrument or document evidencing an Award under the Plan, including through an electronic medium.

2.4             “Board” means the board of directors of Ameriprise Financial.

2.5            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

2.6            “Committee” means the Compensation and Benefits Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and (b)an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (the “NYSE”) (or such other principal securities market on which the Shares are traded).

2.7             “Company” means Ameriprise Financial and all of its Subsidiaries, collectively.

2.8            “Director” means a non-employee member of the Board.

2.9            “Dividend Equivalents” has the meaning set forth in Section 11.7.

2.10          “Employee” means any employee of the Company and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company.

2.11          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12          “Fair Market Value” means, with respect to the Shares as of any date, the per-Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any Shares (for purposes of Section 6.4(b)), and any property other than Shares shall be the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13          “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14          “Other Share-Based Award” means any Award of Shares or other Award that is valued in whole or in part by reference to, or is otherwise based on, Shares.

2.15          “Participant” means an Employee, Director or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

2.16          “Payment Share” means Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards granted solely in lieu of the cash payment of the employee-deferral portion (and the earnings on such portion) of a Participant’s account under a nonqualified deferred compensation plan or similar arrangement of the Company, on a dollar-for-dollar basis based on the Fair Market Value of such Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards at the time of payment; for the avoidance of doubt, a “Payment Share” shall not include any grant made in payment of any Company contribution (or the earnings thereon) under a nonqualified deferred compensation plan or similar arrangement of the Company regardless of whether such payment is made in lieu of cash.

2.17          “Performance Award” means an Award granted under Section 9 contingent on the achievement of enumerated performance goals, pursuant to which the Participant may become entitled to receive cash, Shares or property, or other forms of payment, or any combination thereof, as determined by the Committee.

2.18          “Performance Period” means the period of time during which the performance goals under a Performance Award must be met.

2.19          “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

2.20          “Plan” means this Ameriprise Financial 2005 Incentive Compensation Plan, as it may be amended from time to time.

2.21          “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, including any restriction on the right to vote such Share and the right to receive any dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.22          “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.23           “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.24           “Shares” means the shares of common stock of Ameriprise Financial, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 13.

2.25          “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7.

2.26          “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.27          “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

2.28          “Vesting Period” means the period of time specified by the Committee during which an Award is subject to vesting restrictions.

2.29          “Voting Securities” means, at any time, Ameriprise Financial’s then-outstanding voting securities.

3.	Available Shares

3.1             Number of Shares.

(a)             Subject to adjustment as provided in Section 13, a total of 58,112,000 Shares shall be authorized for issuance under the Plan, of which 12,397,321 remain available for Awards issued after December 31, 2022, and , no more than 5,000,000 of such number of Shares that remain available may be used for Awards other than Options or Stock Appreciation Rights granted after December 31, 2022.

(b)             For purposes of counting Shares against the Share reserves under Section 3.1(a): (i) Awards denominated solely in Shares (such as Options, Stock Appreciation Rights and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated other than in Shares that are exercisable for or convertible into Shares will be counted based on the number of Shares actually issued.

(c)             If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan, and for Shares subject to Awards other than Options or Stock Appreciation Rights, shall be added to the number of Shares that may be used for Awards other than Options or Stock Appreciation Rights in Section 3.1(a). Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of Awards other than Options and Stock Appreciation Rights shall also become available for issuance under the Plan and shall be added to the number of Shares that may be used for Awards other than Options or Stock Appreciation Rights in Section 3.1(a).

(d)             For the avoidance of doubt, in the event that (i) any Option is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, (ii) withholding tax liabilities arising from the exercise of an Option or Stock Appreciation Right other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (iii) any Shares are purchased by the Company with the proceeds from Option exercises, the Shares so tendered or withheld shall not become available for issuance under the Plan.

(e)             Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(f)             Notwithstanding any other provision of the Plan, the sum of (i) the aggregate grant date fair value of the Awards granted under the Plan in any calendar year to any Director in respect of services as a non-employee director, and (ii) the amount paid in that calendar year to any Director in property other than Shares (including cash) in respect of services as a non-employee director, shall not exceed $1,000,000.

3.2            Character of Shares. Any Shares issued under the Plan may consist, in whole or in part, of either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

4.	Administration of the Plan

4.1             Administration. The Plan shall be administered by the Committee.

4.2            Authority. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (a) select the Employees and independent contractors to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (h) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) determine whether any Award (other than an Option or Stock Appreciation Right) will have Dividend Equivalents; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including any Participant and any Subsidiary. Any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

4.3            Prohibition Against Repricing. Notwithstanding Section 4.2 or any other provision of the Plan, except for adjustments pursuant to Section 13, the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. For purposes of the Plan, the term “reprice” shall mean: (a) the reduction, directly or indirectly, in the per-Share price of an outstanding Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under generally accepted accounting principles; (c) canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded. In addition, notwithstanding any other provision in the Plan to the contrary, an Option or a Stock Appreciation Right may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option or a Stock Appreciation Right having an exercise price below that of the Option or a Stock Appreciation Right which was surrendered or exchanged, unless the exchange occurs in connection with an adjustment pursuant to Section 13 or a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 4.3 shall require the approval of the stockholders of the Company

4.4            Delegation. To the extent not inconsistent with applicable law, including the rules and regulations of the NYSE (or such other principal securities market on which the Shares are traded), the Committee may delegate to (a) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to persons who are not executive officers (within the meaning of Rule 16a-1 under the Exchange Act) of the Company, subject to such restrictions and limitation as the Committee may specify. In no event, however, may the Committee delegate to another Board committee, one or more officers, or a committee of officers the authority to take any action or make any determination specifically affecting or relating to an Award to a Director.

4.5            Liability. No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ameriprise Financial shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

5.1            Eligible Participants. Any Employee, Director or independent contractor of the Company shall be eligible to be selected as a Participant and to receive Awards pursuant to the Plan.

5.2            Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

6.	Options

6.1            Grant. Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.

6.2            Exercise Price. Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.

6.3            Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Except for (a) Substitute Awards, (b) Options granted to a person newly hired or retained to perform services for the Company, (c) Options granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, or (f) special circumstances determined by the Committee, Options may not be exercisable before the expiration of one year from the date the Option is granted.

6.4	Exercise.

(a)             Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)             Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and the applicable tax withholding resulting from such exercise, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. In no event may any Option granted under the Plan be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

6.5            Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any Employee of Ameriprise Financial or a “subsidiary corporation” as defined in Section 424(f) of the Code, subject to the requirements of Section 422 of the Code. The Award Agreement evidencing the award of an “incentive stock option” shall clearly identify such Option as an “incentive stock option” within the meaning of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be the total number of Shares authorized for issuance under Section 3.1(a) of the Plan (but without regard to the operation of Section 3.1(c)), subject to adjustments provided in Section 13.

7.	Stock Appreciation Rights

7.1            Grant. Stock Appreciation Rights may be granted under the Plan to Participants (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

7.2            Strike Price. Other than in connection with Substitute Awards, the per-Share strike price under any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option).

7.3            Term. The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted, except in the event of death or disability. Except for (a) Substitute Awards, (b) Stock Appreciation Rights granted to a person newly hired or retained to perform services for the Company, (c) Stock Appreciation Rights granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, or (f) special circumstances determined by the Committee, Stock Appreciation Rights may not be exercisable before the expiration of one year from the date the Option is granted. The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.4            Exercise.

(a)             Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares covered thereby to which the Stock Appreciation Right is exercised. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time. In no event may any Stock Appreciation Right granted under the Plan be exercised for a fraction of a Share.

(b)             Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the strike price of the Stock Appreciation Right. The Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

8.	Restricted Stock, Restricted Stock Units and Other Share-Based Awards

8.1            Grant. Awards of Restricted Stock and of Restricted Stock Units and Other Share-Based Awards may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan, and such Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. An Award of Restricted Stock or Restricted Stock Units or Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering the Vesting Period. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company as a condition precedent to the issuance of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

8.2            Term. Except for (a) Substitute Awards, (b) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to a person newly hired or retained to perform services for the Company (including grants to new hires to replace forfeited awards from a prior employer), (c) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in connection with the promotion of an Employee, (d) the death, disability, retirement or other termination of a Participant, (e) the occurrence of a corporate transaction (including, but not limited to, a Change in Control) to the extent permitted by Section 12.3, (f) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in payment of Performance Awards and other earned cash-based incentive compensation, (g) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted as Payment Shares, or (h) special circumstances determined by the Committee, Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall have a Vesting Period of not less than one year from the date of grant. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company.

8.3            Rights of Holders. Unless otherwise provided in the Award Agreement, beginning on the date of grant of an Award of Restricted Stock, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving an Award of Restricted Stock Units or Other Share-Based Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award.

8.4            Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	Performance Awards

9.1            Grant. Performance Awards may be granted under the Plan to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

9.2            Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee.

9.3            Payment. Except as may otherwise be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. The amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, subject to the requirements of Section 409A of the Code.

10.	[Intentionally Omitted]

11.	Generally Applicable Award Provisions

11.1           Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

11.2           Award Terms May Vary by Participant. The terms of Awards need not be the same with respect to each Participant.

11.3           No Obligation to Exercise. The grant of an Award to a Participant under the Plan shall impose no obligation upon such Participant to exercise such Award.

11.4           No Right to Continued Employment or Service. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5           Nontransferability. Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

11.6           Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will vest, continue to vest, continue to be exercisable, and the terms of such vesting or exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.7           Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. In no event, however, shall dividends or Dividend Equivalents be paid to any recipient of a Performance Award or other Award subject to performance conditions until and only to the extent that the Award is earned.

11.8           Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum statutory tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

11.9           Recoupment of Incentive Compensation. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company (including a policy adopted by the Company in response to any such law, government regulation or stock exchange listing requirement).

11.10         Automatic Exercise. The Committee, in its sole discretion, may provide in an Award Agreement or otherwise that any Option or Stock Appreciation Right outstanding on the last business day of the term of such Option or Stock Appreciation Right with an exercise or strike price per Share that is less than the Fair Market Value of a Share as of such date shall automatically and without further action by the Participant (or, in the event of Participant’s death, Participant’s personal representative or estate) or the Company be exercised on the last business day of the term of such Option or Stock Appreciation Right if the Committee, in its sole discretion, determines that such exercise would provide economic benefit to the Participant after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In the sole discretion of the Committee, payment of the exercise price of any Option may be made pursuant to Section 6.4(b)(iii) or (iv), and the Company may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.8. Unless otherwise determined by the Committee, this Section shall not apply to an Option if the Participant of such Option incurs a termination of employment or service on or before the last business day of the term of such Option or Stock Appreciation Right.

11.11        Data Protection. By participating in the Plan, a Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company or a Subsidiary which employs the Participant.

12.	Change in Control

12.1          For purposes of the Plan and any Award Agreement, “Change in Control” means the occurrence of any of the following:

(a)             any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of 25 percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of 25 percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of 25 percent or more of the outstanding Voting Securities;

(b)            the individuals who, as of April 26, 2023, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board within any 12-month period; provided, however that if the election or appointment, or nomination for election by Ameriprise Financial’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)            the consummation of:

(i)             a merger, consolidation, reorganization or similar transaction (any of the foregoing, a “Business Combination”) with or into Ameriprise Financial or in which securities of Ameriprise Financial are issued, unless such Business Combination is a Non-Control Transaction;

(ii)            a complete liquidation or dissolution of the Company; or

(iii)           the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, payment of an Award may not be accelerated as a result of a Change in Control unless such Change in Control constitutes a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of Ameriprise Financial, in each case within the meaning of Section 409A(2)(A)(v) of the Code, if the acceleration of payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Awards.

12.2          “Non-Control Transaction” means a Business Combination involving Ameriprise Financial where:

(a)             the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(b)             the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(c)             no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of 25 percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

12.3            Change in Control.

(a)             In the event of a Change in Control, except as otherwise provided by Section 12.3(b) or as otherwise provided by the Committee prior to a Change in Control including in an applicable Award Agreement, outstanding Awards will immediately vest in the event that a Participant’s employment is terminated on or during the two-year period following the Change in Control in a manner that entitles the Participant to severance under the severance plan of the Company covering the Participant. With respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives, the Committee shall determine the degree of performance obtained as of the date of such termination of employment as if the applicable performance period had ended on such date, based on results against the performance measures up to the last day of the calendar quarter ending on or immediately prior to such date, and prorated based on (i) the total number of full and partial months of the applicable performance period that have elapsed between (1) the first day of the performance period and (2) the date of the termination of employment, divided by (ii) the number of full months in the applicable performance period.

(b)            Notwithstanding any other provision of the Plan, unless otherwise provided by the Committee prior to a Change in Control, including in any applicable Award Agreement, in the event of a Change in Control, any outstanding Award granted on or after April 26, 2023, that is not assumed, continued or substituted by the acquiror or the surviving entity in connection with such Change in Control shall become fully vested and immediately exercisable or transferable to the full extent of the original grant as promptly as is practicable on or following a Change in Control; provided, however, that in the event that a Change in Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of Ameriprise Financial, in each case within the meaning of Section 409A(2)(A)(v) of the Code, the Awards shall not be payable until the date such Awards would have been payable in the absence of this Section 12.3(b) if the acceleration of such payment would cause tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Awards. With respect to any outstanding Award granted under the Plan on or after April 26, 2023 that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a Change in Control pursuant to this Section 12.3(b) shall be based upon the degree of performance attained through a date prior to the Change in Control determined by the Committee or prorated.

13.            Anti-Dilution Adjustments

In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by Ameriprise Financial of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (a) the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.1(a); (b) the class and aggregate number of shares that may be delivered under the Plan as Awards other than Options or Stock Appreciation Rights described in Section 3.1(a); (c) the class and aggregate number of shares that may be delivered under the Plan as “incentive stock options” as described in Section 6.5; (d) the class, number and exercise/strike price of outstanding Options and Stock Appreciation Rights; and (e) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. With respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 13 shall conform to the requirements of Section 409A of the Code.

14.	Amendment and Termination

14.1           Board Authority to Amend or Terminate the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13), (b) expand the types of Awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 4.3, 6.2 or 7.2, or (e) increase the maximum permissible term of any Option specified by Section 6.3 or the maximum permissible term of a Stock Appreciation Right specified by Section 7.3. Except as otherwise provided by Section 3.1(f), nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

14.2           Effect of Amendment or Termination on Outstanding Awards. Except as expressly provided in the Plan, no action under Section 14.1 may, without the consent of a Participant, reduce in any material respect the Participant’s rights under any previously granted and outstanding Award.

14.3           Savings Clause. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15.	Miscellaneous

15.1           No Right to Awards. No person shall have any claim or right to receive an Award under the Plan. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.2           Rights as a Stockholder. Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 11.7.

15.3           Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

15.4           Compliance with Section 409A of the Code. The Awards granted under the Plan are intended to comply with or qualify for an exemption from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Notwithstanding the foregoing, the Company makes no representation that Awards granted under the Plan comply with or qualify for an exemption from Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of noncompliance with Section 409A of the Code.

15.5           Expenses and Receipts. The expenses of the Plan shall be paid by Ameriprise Financial. Any proceeds received by Ameriprise Financial in connection with any Award will be used for general corporate purposes.

15.6           Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

15.7           Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.8           Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without regard to its conflict of law principles. All Participants agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such Participant.

15.9           Arbitration. Any dispute, claim or controversy that may arise between a Participant and the Company or any other person (the “Claims”) under the Plan is subject to arbitration, unless otherwise agreed to in writing by the Participant and the Company. The Claims shall be finally decided by arbitration conducted pursuant to the Commercial Dispute Resolution Procedures of the American Arbitration Association (the “AAA”), its Supplementary Rules for Securities Arbitration, or other applicable rules promulgated by the AAA, including but not limited to its Supplementary Rules for Multiple Case Filings. In addition, all claims, statutory or otherwise, which allege discrimination or other violation of employment laws, including but not limited to claims of sexual harassment, shall be finally decided by arbitration pursuant to the AAA unless otherwise agreed to in writing by a Participant and the Company. By agreement of a Participant and the Company in writing, disputes may be resolved in arbitration by a mutually agreed-upon organization other than the AAA. In consideration of the promises and the compensation provided in this Plan, neither a Participant nor the Company shall have a right: (a) to arbitrate a Claim on a class action basis or in a purported representative capacity on behalf of any Participants, employees, applicants or other persons similarly situated; (b) to join or to consolidate in an arbitration Claims brought by or against another Participant, employee, applicant or the Participant, unless otherwise agreed to in writing by the Participant and the Company; (c) to litigate any Claims in court or to have a jury trial on any Claims; and (d) to participate in a representative capacity or as a member of any class of claimants in an action in a court of law pertaining to any Claims. Either a Participant or the Company may compel arbitration of any Claims filed in a court of law. In addition, either a Participant or the Company may apply to a court of law for an injunction to enforce the terms of the Plan pending a final decision on the merits by an arbitration panel pursuant to this provision. The Company shall pay all fees, costs or other charges charged by the AAA or any other organization administering arbitration proceeding agreed upon pursuant to this Section 14.9 that are above and beyond the filing fees of the federal or state court in the jurisdiction in which the dispute arises, whichever is less. A Participant or the Company shall each be responsible for their own costs of legal representation, if any, except where such costs of legal representation may be awarded as a statutory remedy by the arbitrator. Any award by an arbitration panel shall be final and binding upon a Participant or the Company. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. This provision is covered and enforceable under the terms of the Federal Arbitration Act.

15.10         Effective Date and Term of Plan. The Plan was originally adopted by the Board on September 30, 2005, subject to the approval of the Plan by the stockholders of Ameriprise Financial. The Plan was most recently amended and restated by the Board on February 23, 2023, subject to the approval of the Plan by the stockholders of Ameriprise Financial. No grants of Awards may be made under the Plan after April 26, 2033 or, in the case of “incentive stock options” , February 23, 2033.

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